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                                                                         Ex 10.9

                                                                  EXECUTION COPY

                                         [***] TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED



                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                                 NASCIME LIMITED

                                       AND

                             DOV PHARMACEUTICAL, INC


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                                TABLE OF CONTENTS

CLAUSE                                                                    PAGE

1.       Definitions........................................................3

2.       Grant of Rights....................................................8

3.       (Intentionally Deleted)............................................9

4.       Trademarks.........................................................9

5.       (Intentionally deleted)...........................................11

6.       Financial Provisions..............................................11

7.       Right of Audit and Inspection.....................................14

8.       Confidential Information..........................................14

9.       Term and Termination of Agreement.................................16

10.      Certain Changes of Control........................................18

11.      Representations/Warranties/Indemnities............................18

12.      Impossibility of Performance - Force Majeure......................20

13.      Settlement of Disputes ; Proper Law...............................20

14.      Assignment........................................................21

15.      Notices...........................................................21

16.      Miscellaneous Clauses.............................................23


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THIS AGREEMENT made this 20th day of January 1999

AMONG:

(1) DOV PHARMACEUTICAL, INC., a corporation duly incorporated and validly existing under the laws of New Jersey and having its principal place of business at One Parker Plaza, Fort Lee, New Jersey 07024, United States of America ("DOV");

(2) NASCIME LIMITED, a private limited company incorporated under the laws of Ireland and having its registered office at 30 Herbert Street, Dublin 2 ("NASCIME") and

(3) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland, and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("ELAN").

WHEREAS

A. Simultaneously herewith, DOV, Elan, EIS, the Company and Nascime are entering into the JDOA for the purpose of recording the terms and conditions of a joint venture and of regulating their relationship with each other and certain aspects of the affairs of and their dealings with the Company and Nascime.

B.    DOV is beneficially entitled to the use of the Compounds.

C. Nascime desires to enter into this Agreement with DOV so as to permit Nascime to utilize the DOV Intellectual Property in the research, development, manufacture, distribution and sale of the Products in the Field.

D. Simultaneously herewith Nascime and Elan are entering into the Elan License Agreement relating to Nascime's use of the Elan Intellectual Property.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.    DEFINITIONS

1.1 In this Agreement, including the Recitals and Schedules, the following definitions shall prevail unless the context otherwise requires:

      "ACY" shall mean American Cyanamid Company.


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      "ACY AGREEMENT" shall mean that certain agreement between DOV and ACY dated 29th May 1998 pursuant to which DOV licensed rights to the Compounds for the Territory.

      "AFFILIATE" of any Person (in the case of a legal entity) means any other Person controlling, controlled or under the common control of such first Person as the case may be. For the purposes of this definition, "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors or capital interests representing at least 50% of the equity thereof and "controlling" and "controlled" shall be construed accordingly.

      "AGREEMENT" shall mean this license agreement (which expression shall be deemed to include the Recitals and the Schedules hereto).

      "COMPANY" shall mean DOV Newco, Ltd., of which Nascime is a wholly owned subsidiary.

      "COMPOUNDS" shall mean the DOV compounds DOV 220,075 and DOV 273,547, the rights to which were licensed by DOV pursuant to the ACY Agreement.

      "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Clause 8.2. and Clause 8.6.

      "CONTROLLED RELEASE" shall mean the modification of the release profile of an orally administered drug to provide a delayed, extended, sustained, programmed and/or pulsatile release profile and/or prolongation and/or modification of a therapeutic effect.

      "CONVERTIBLE NOTE" shall mean that certain convertible promissory note to be issued by Dove in favour of Elan International Services, Ltd.

      "DOV IMPROVEMENTS" shall mean improvements relating to the Compounds per se, whether made by DOV, Elan or Nascime. Subject to third party agreements, DOV Improvements shall constitute part of DOV Intellectual Property pursuant to Clause 2.3. solely for the purposes set forth therein and included in the license of the DOV Intellectual Property hereunder, insofar as such improvements relate to the Field. If the inclusion of a DOV Improvement in the license of DOV Intellectual Property is restricted or limited by a third party agreement, DOV shall use reasonable commercial efforts to minimize any such restriction or limitation.

      "DOV INTELLECTUAL PROPERTY" shall mean the DOV Know-How, the DOV Patent Rights and the DOV Improvements.

      "DOV KNOW-HOW" shall mean any and all rights owned, licensed or controlled by DOV to any discovery, invention (whether or not patentable), know-how, substances, data, techniques, processes, systems, formulations and designs relating to the Compounds per se and useful or necessary to develop or manufacture the Products


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      including the ACY Know-How (as such term is defined in the ACY Agreement)
      licensed to DOV pursuant to the ACY Agreement, but excluding any discovery, invention (whether or not patentable), know-how, substances, data, techniques, processes, systems, formulations and designs insofar as same relates to the Elan Intellectual Property.

      "DOV LICENSE" shall have the meaning set forth in Clause 2.1.

      "DOV PATENT RIGHTS" shall mean any and all patents now existing, currently pending or hereafter filed or obtained relating to the Compounds per se, including the ACY Patents (as such term is defined in the ACY Agreement) licensed to DOV pursuant to the ACY Agreement, and any foreign counterparts thereof and all divisionals, continuations, continuations-in-part, patents of continuation, any foreign counterparts thereof and all divisionals, continuations, continuations-in-part, patents of addition and substitutions of, and all patents issuing on, any of the foregoing, together with all registrations, reissues, re-examinations or extensions of any kind with respect to any of such.

      "DOV TRADEMARKS" shall mean such trademarks as may from time to time be owned by DOV that the Parties all agree to use, which use shall be in accordance with the terms of the License Agreements, with respect to the sale of the Products in the Territory.

      "EFFECTIVE DATE" means the date of this Agreement.

      "EIS" means Elan International Services, Ltd., a private limited company incorporated under the laws of Bermuda and having its registered office at Flatts, Smiths Parish, Bermuda, FL 04.

      "ELAN INTELLECTUAL PROPERTY" shall have the meaning assigned to it in the Elan License Agreement.

      "ELAN LICENSE AGREEMENT" shall mean the license agreement of even date entered into between Elan and Nascime.

      "ELAN PATENT RIGHTS" shall have the meaning assigned to it in the Elan license agreement.

      "EXCHANGEABLE NOTE" shall mean that certain convertible exchangeable promissory note to be issued by DOV in favour of EIS.

      "FDA" shall mean the United States Food and Drug Administration or any successors or agency, the approval of which is necessary to market a product in the United States of America.

      "FIELD" shall mean the research, development and commercialization of oral Controlled Release formulations of the Products.


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      "FINANCIAL YEAR" means each year commencing on 1 January (or in the case of the first Financial Year, the Effective Date) and expiring on 31 December of each year.

      "IND" shall mean an investigational new drug application filed with the FDA or an ORA.

      "INITIAL PERIOD" shall have the meaning set forth in Clause 9.2.

      "JDOA" shall mean the joint development and operating agreement of even date entered into between Elan, EIS, DOV, the Company and Nascime.

      "LICENSE AGREEMENTS" shall mean this Agreement and the Elan License Agreement.

      "NDA" shall mean, collectively, any New Drug Application, pre-marketing approval, 510(k) approval or other regulatory approval application, in relation to a Product filed by any Party with the FDA or ORA.

      "NASCIME INTELLECTUAL PROPERTY" shall have the meaning assigned to such words in the JDOA.

      "NASCIME PATENT RIGHTS" shall have the meaning assigned to such words in the JDOA.

      "NET SALES" shall mean the gross amount invoiced for the Products sold by Nascime less:

            1. transportation charges or allowances, if any, included in such price;

            2. trade, quantity or cash discounts, service allowances and broker's or agent's commissions, if any, allowed or paid;

            3. credits or allowances, if any, given or made on account of [***] and

            4. any tax, excise or governmental charge upon or measured by the sale, transportation, delivery or use of the Product;

      provided that Net Sales shall in no event be less than [***]% of such gross amount.

      "ORA" shall mean any regulatory authority outside the United States of America, the approval of which is necessary to market a Product.

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[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange
Commission.

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      "PARTY" shall mean DOV or Nascime, as the case may be, and "Parties" means
      DOV and Nascime.

      "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

      "PRODUCTS" shall mean the Controlled Release formulations using the Elan Intellectual Property and incorporating the Compounds.

      "PRODUCT 220,075" shall mean the [***] using the Elan Intellectual Property and incorporating the compound DOV 220,075 (bicifadine - analgesic) utilizing the Technologies.

      "PRODUCT 273,547" shall mean the [***] using the Elan Intellectual Property and incorporating the compound DOV 273,547 (non-benzodiazapine anxiolytic) utilizing the Technologies.

      "PROJECT" shall mean all activities as undertaken by DOV, Elan and Nascime in order to develop the Products.

      "RELEVANT EVENT" shall have the meaning set forth in Clause 9.3.

      "RESEARCH AND DEVELOPMENT PROGRAMME" shall have the meaning assigned to such words in the JDOA.

      "RESEARCH COMMITTEE" shall have the meaning assigned to such words in the JDOA.

      "STRATEGIC INVESTOR" shall mean a Person investing in Elan, DOV or Nascime for strategic purposes as evidenced by, inter alia, being engaged in one or more pharmaceutical businesses.

      "SPECIFICATIONS" shall mean the specifications for each of the Products as approved by the FDA, as well as such other specifications which may be agreed upon by the Parties in writing or by the Research Committee.

      "STRATEGIC INVESTOR" shall mean a Person investing in Elan, DOV, the Company or Nascime for strategic or business purposes (as opposed to purely financial) as evidenced by, inter alia, being engaged in one or more pharmaceutical businesses.

      "TECHNOLOGIES" shall mean, collectively, the DOV Intellectual Property, the Elan Intellectual Property and the Nascime Intellectual Property.

      "TERRITORY" shall mean all the countries of the world.

      "UNITED STATES DOLLAR" and "US$" shall mean the lawful currency for the time being of the United States of America.

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[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange
Commission.

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1.2.  In this Agreement:

      1.2.1. The singular includes the plural and vice versa, and the masculine includes the feminine and vice versa and the neuter includes the masculine and the feminine.

      1.2.2. Any reference to a Clause or Schedule shall, unless otherwise specifically provided, be to a Clause or Schedule of this Agreement.

      1.2.3. The headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.

2.    GRANT OF RIGHTS

2.1. DOV shall grant a non-exclusive license (including the right to grant sublicense) (the "DOV License") to Nascime of the DOV Intellectual Property solely in the Field and in particular to make, have made, import, use, offer for sale and sell the Products in the Territory. DOV shall grant to Nascime a non-exclusive sublicense to Nascime of DOV's interests and entitlements solely in the Field under the ACY Agreement in the ACY Know-How and the ACY Patent Rights relating to the Compounds in the Territory, with the right to grant sublicenses. DOV shall be responsible for payments related to the financial provisions and obligations of any pre-existing third party agreement to which it is a party (including amendments thereto) including any royalty or other compensation obligations pursuant to the ACY Agreement. To DOV's knowledge as of the Effective Date there is no agreement to which DOV is a party or by which it is bound that materially restricts the use by Nascime of the DOV License; in the event that there is such a contractual obligation that DOV may have as of the Effective Date, the Parties shall work in good faith to minimize the impact of such restriction.

2.2. Subject to the provisions of Clause 2.1, to the extent a royalty or other compensation obligation is payable to third parties with respect to DOV Intellectual Property would be triggered by use of such DOV Intellectual Property in connection with the Project, DOV shall inform Elan of such royalty or compensation obligation. [***].

2.3. DOV Improvements shall be deemed, immediately upon development, to be DOV Intellectual Property and included in the license of DOV Intellectual Property granted to Nascime hereunder. Subject to third party agreements, DOV Improvements shall constitute part of DOV Intellectual Property pursuant to Clause 2.1. solely for the purposes set forth therein and included in the license of the DOV Intellectual Property hereunder, insofar as such improvements relate to the Field. If the inclusion of a DOV Improvement in the license of DOV Intellectual Property is restricted or limited by a third party agreement, DOV shall use reasonable commercial efforts to minimize any such restriction or limitation.

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[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange
Commission.

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2.4.  The DOV License and any amendments thereto shall be subject to the prior approval of Elan. Elan shall be a third party beneficiary under such license agreement and consistent with the position of EIS as a shareholder in the Company shall have the right to cause Nascime to enforce Nascime's rights against DOV.

2.5.  INTENTIONALLY DELETED


2.6. Nascime shall not be permitted to assign or sublicense any of its rights under the Licenses without the prior written consent of DOV. Nascime shall not enter into any agreement with any third party for development of the DOV Intellectual Property without the prior written consent of DOV, which may be withheld in DOV's discretion.

2.7. Any agreement between Nascime and any permitted third party for the development or exploitation of the DOV Intellectual Property in the Field shall require such third party to maintain the confidentiality of all information concerning, inter alia, the DOV Intellectual Property. Insofar as the obligations owed by Nascime to DOV are concerned, Nascime shall remain responsible for all acts and omissions of any sub- licensee, including Elan, as if they were acts and omissions by Nascime.

3.    INTENTIONALLY DELETED

4.    TRADEMARKS

4.1. Nascime represents and warrants to DOV that all Products and all materials utilised in connection with the provision, marketing, distribution, advertising and/or marketing thereof shall be of a consistent and high standard of quality, commensurate with the prestige of the DOV Trademarks and that its use of the DOV Trademarks shall conform to such standards as DOV shall from time to time specify. Nascime shall cooperate fully with the reasonable instructions of DOV with respect to the maintenance of such standards.

4.2.  Nascime shall:

      4.2.1. favourably consider promoting and using the DOV Trademarks in each country of the Territory and provide proof of use of the DOV Trademarks if requested by DOV;

      4.2.2. use the DOV Trademarks strictly in compliance with any applicable trademark and other laws and regulations and use such legends, markings and notices in connection therewith as are required by law or otherwise reasonably required by DOV to protect DOV's rights therein;


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      4.2.3.  not mislead the public as to the nature or quality of any Product on which the DOV Trademarks are affixed nor use it on advertising or display materials which are unethical, immoral or offensive to good taste;

      4.2.4. at DOV's reasonable request supply samples of the Products and any materials utilized in connection with the distribution, advertising and/or marketing thereof that bear or incorporate the DOV Trademarks for inspection by DOV;

      4.2.5. not adopt or seek to register any trademark, design or logo confusingly similar to the DOV Trademarks; and

      4.2.6. promptly notify DOV in writing if any alleged infringement or unauthorized use of the DOV Trademarks comes to Nascime's attention.

4.3. Nascime shall use the DOV Trademarks in relation only to the Products (or materials for advertising and promotion thereof), and in accordance with any reasonable specifications and directions given by DOV from time to time. In particular, but without limitation, Nascime agrees to state on the Products or materials for the advertising or promotion thereof that the DOV Trademarks are used under license from DOV.

4.4. Nascime shall take no action that could prejudice the validity, re-registration or reputation of the DOV Trademarks or which could impair the reputation, business standing or prestige of DOV.

4.5. DOV shall remain the owner of the DOV Trademarks and the goodwill associated with the same and Nascime shall assert any ownership interest in the DOV Trademarks or the goodwill associated therewith.

4.6. DOV shall have the first right to take such action in respect of the registration and maintenance of the DOV Trademarks as DOV in its reasonable business judgement deems appropriate. Nascime shall provide all such assistance and co-operation, including the furnishing of documents and information and the execution of registered user documentation or the like, as may be required to give effect to any action as may be taken by DOV. In taking any such action, DOV shall consider the legitimate commercial interests of Nascime. At Nascime's request, DOV shall seek protection for the DOV Trademark in a country of the Territory at the expense of Nascime. In the event that DOV reasonably believes that the application of the DOV trademark in the applicable country would infringe on the rights of any third party, DOV shall not be obliged to seek such trademark protection.

4.7. Subject to the provisions of this Agreement and any agreement entered into between Nascime and one or more third parties, new trademarks used by Nascime in relation to the Nascime Intellectual Property, or the Products and all registrations thereof and applications therefor shall be owned and registered by Nascime.

4.8. DOV shall have the first right to enforce the DOV Trademark against any third party


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      in any country in the Territory. Nascime shall reasonably co-operate with
      DOV in providing information and assistance to enable DOV to conduct such enforcement. In the event DOV shall decide not to enforce such DOV Trademark, DOV shall either (1) assign such rights in the mark to Nascime to enable Nascime to enforce the mark in Nascime's name and at Nascime's expense; or (2) permit Nascime to proceed with such enforcement action in both Parties' names at Nascime's expense. DOV shall reasonably co-operate with Nascime in providing information and assistance to enable Nascime to conduct such enforcement. In the event of case (1) or (2) above, Nascime shall keep DOV informed of all such enforcement proceedings and shall reasonably consider DOV's business interests in conducting such enforcement proceedings.

4.9. DOV shall have the first right to defend the DOV Trademark against any allegations by any third party of any trademark infringement or other actions in any country in the Territory. Nascime shall reasonably co-operate with DOV in providing information and assistance to enable DOV to conduct such defence. In the event DOV shall decide not to defend such DOV Trademark, DOV shall either (1) assign such rights in the mark to Nascime in the country at issue to enable Nascime to defend the mark in Nascime's name and at Nascime's expense; or (2) permit Nascime to proceed with such defence in both Parties' names at Nascime's expense. DOV shall reasonably co-operate with Nascime in providing information and assistance to enable Nascime to conduct such defence. In the event of case (1) or (2) above, Nascime shall keep DOV informed of all such defence proceedings and shall reasonably consider DOV's business interests in conducting such defence proceedings.

5     INTENTIONALLY DELETED

6.    FINANCIAL PROVISIONS

6.1. In consideration of the license to the DOV Patent Rights, Nascime shall pay to DOV the following amounts:

      6.1.1. [***] United States Dollars [***] , the receipt and adequacy of which is hereby acknowledged by DOV;

      6.1.2. milestone payment by Nascime to DOV of [***] in relation to Product 220,075 at the time required solely to enable DOV to comply with its obligations pursuant to Article 6.4.of the ACY Agreement;

      6.1.3. milestone payment by Nascime to DOV of [***] in relation to Product 273,547 at the time required solely to enable DOV to comply with its obligations pursuant to Article 6.4.of the ACY Agreement.

      6.1.4.  [***]% of Net Sales of Product 220,075; and

      6.1.5.  [***] % of Net Sales of Product 273,547.

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[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange
Commission.

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6.2.  Subject to the license fee payable to DOV pursuant to Clause 6.1.1. and the license fee payable to Elan pursuant to the provisions of Clause
      6.1.1. of the Elan License Agreement, the intent of the Parties, the Company and Elan is to provide for equivalent economic benefit to each of Elan and DOV. As appears from Clauses 6.1.2 and 6.1.3, the Parties and the Company have agreed that (i) [***] milestone payments of [***] in relation to Product 220,075 and a milestone Payment by Nascime to DOV of [***] in relation to Product 273,547 shall be payable by Nascime to ACY at a time and to the extent required solely to enable DOV to comply with its obligations pursuant to Article 6.4 of the ACY Agreement and (ii) an additional royalty shall be payable by Nascime to ACY at a time and to the extent required solely to enable DOV to comply with its obligations pursuant to Article 6 of the ACY Agreement. To the extent that the milestone and/or royalty obligations in the ACY Agreement are reduced or ceased (including pursuant to the provisions of Article 12.1 of the ACY Agreement), the Parties shall modify the royalty payable by Nascime to Elan and/or the royalty payable by Nascime to DOV, as the case may be.

6.3. Payment of royalties pursuant to Clause 6.1.2 and Clause 6.1.3. shall be made quarterly in arrears during each Financial Year within thirty (30) days after the expiry of the calendar quarter. The method of payment shall be by wire transfer to an account specified by DOV. Each payment made to DOV shall be accompanied by a true accounting of all Products sold by it, its Affiliates and its permitted sublicensees, if any, during such quarter. Such accounting shall show, on a country-by-country and Product-by-Product basis, Net Sales (and the calculation thereof) and each calculation of royalties with respect thereto, including the calculation of all adjustments and currency conversions.

6.4. Nascime shall maintain and keep clear, detailed, complete, accurate and separate records for a period of three (3) years:

      6.4.1. to enable any royalties on Net Sales of the Product that shall have accrued hereunder to be determined; and

      6.4.2. to enable any deductions made in the Net Sales calculation to be determined.

6.5. All payments due hereunder shall be made in United States Dollars. Payments due on Net Sales of any Product for each calendar quarter made in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in effect on the last working day for such quarter for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the currency of the country of origin of such payment, determined by averaging the rates so quoted on each business day of such quarter.

6.6. If, at any time, legal restrictions in the Territory prevent the prompt payment when due of royalties or any portion thereof, the Parties shall meet to discuss suitable

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[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange
Commission.

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      and reasonable alternative methods of paying DOV the amount of such royalties. In the event that Nascime is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or government regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which they accrue to DOV's account in a bank acceptable to DOV in the country the currency of which is involved or as otherwise agreed by the Parties.

6.7. DOV and Nascime agree to co-operate in all respects necessary to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available.

6.8. Any taxes payable by DOV on any payment made to DOV pursuant to this Agreement shall be for the account of DOV. If so required by applicable law, any payment made pursuant to this Agreement shall be made by Nascime after deduction of the appropriate withholding tax, in which event the Parties shall co-operate to obtain the appropriate tax clearance as soon as is practicable. On receipt of such clearance, Nascime shall forthwith arrange payment to DOV of the amount so withheld.

7     RIGHT OF AUDIT AND INSPECTION

7.1. Once during each Financial Year, or more often not to exceed quarterly as reasonably requested by DOV, Nascime shall permit DOV or its duly authorised representatives, upon reasonable notice and at any reasonable time during normal business hours, to have access to inspect and audit the accounts and records of Nascime and any other book, record, voucher, receipt or invoice relating to the calculation of the royalty payments on Net Sales submitted to DOV. Any such inspection of Nascime's records shall be at the expense of DOV, except that if any such inspection reveals a deficiency in the amount of the royalty actually paid to DOV hereunder in any Financial Year quarter of five percent (5%) or more of the amount of any royalty actually due to DOV hereunder, then the expense of such inspection shall be borne solely by Nascime. Any amount of deficiency shall be paid promptly to DOV by Nascime. If such inspection reveals a surplus in the amount of royalties actually paid to DOV by Nascime, DOV shall reimburse Nascime the surplus within fifteen (15) days after determination.

7.2. In the event of any unresolved dispute regarding any alleged deficiency or overpayment of royalty payments hereunder, the matter will be referred to an independent firm of chartered accountants chosen by agreement of Elan and DOV for a resolution of such dispute. Any decision by the said firm of chartered accountants shall be binding on the Parties.

8.    CONFIDENTIAL INFORMATION

8.1. The Parties stipulate that it may be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how


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      and other information relating to the Field, the Products, processes, services and business of the disclosing Party.

8.2. The Parties stipulate that the information to be disclosed by one Party to the other may include trade secrets, know-how and other proprietary information and data regarding the Products or the Technologies The foregoing shall be referred to collectively as "CONFIDENTIAL INFORMATION". Any Confidential Information revealed by a Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's obligations under this Agreement and the JDOA and for no other purpose.

8.3. Each Party shall disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each Party shall exercise the same degree of care, but in no event less than a reasonable degree, and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Party, as the receiving Party would exercise to preserve its own proprietary and confidential information. Each Party shall, upon request of a Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by such Party.

8.4. Notwithstanding the above, each Party may use or disclose Confidential Information disclosed to it by another Party to the extent such use or disclosure is reasonably necessary to file or prosecute patent applications, prosecute or defend litigation, comply with patent applications, comply with applicable governmental regulations or otherwise submit information to tax or other governmental authorities, conduct clinical trials, or make a permitted sublicense or otherwise exercise its rights hereunder, provided that if a Party is required to make any such disclosure of the other Party's Confidential Information, other than pursuant to a written confidentiality agreement, such Party shall inform the recipient of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information.

8.5. Any breach of this Clause 8 by any Person informed by one of the Parties is considered a breach by the Party itself.

8.6.  Confidential Information shall not be deemed to include:

      8.6.1.  information that is in the public domain;

      8.6.2. information which is made public through no breach of this Agreement;

      8.6.3. information which is independently developed by a Party as evidenced by such Party's records;

      8.6.4. information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than a Party, which source, to the best of the Party's knowledge, did not acquire this information on a confidential basis; or

      8.6.5. information which the receiving Party is required to disclose pursuant to:

              8.6.5.1. a valid order of a court or other governmental body or any political subdivision thereof or otherwise required by law; or

              8.6.5.2. any other requirement of law;

      provided that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully cooperate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

8.7. The provisions relating to confidentiality in this Clause 8 shall remain in effect during the term of this Agreement, and for a period of [***] following the expiration or earlier termination of this Agreement.

8.8. The Parties agree that the obligations of this Clause 8 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Parties agree that any such violation or threatened violation shall cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 8, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

9.    TERM AND TERMINATION OF AGREEMENT

9.1. The term of this Agreement shall commence as of the Effective Date and expire on a Product-by-Product basis and on a country-by-country basis on the last to occur of:

      9.1.1. fifteen (15) years starting from the date of the launch of the Product in the country concerned; or

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[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

      9.1.2. the last to expire of the patents covering a Product or a method of making or using a Product included in the DOV Patent Rights and/or the Elan Patent Rights and/or the Nascime Intellectual Property.

9.2. Upon expiration of the Initial Period, DOV and Elan may agree to add successive [***] extensions to the term.

9.3. For the purpose of this Clause 9, a "Relevant Event" is committed or suffered by DOV, Nascime or the Company if:

      9.3.1. it commits a material breach of its obligations under this Agreement or the JDOA and, in the case of a breach capable of remedy, fails to remedy it within 60 days of being specifically required in writing to do so by the other Party; provided, that if the breaching Party has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be rectified;

      9.3.2. a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within 20 days;

      9.3.3.  it is unable to pay its debts in the normal course of business;

      9.3.4. it ceases or threatens to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Party (such consent not to be unreasonably withheld);

      9.3.5. the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Party or over all or a substantial part of its assets under the law of any applicable jurisdiction, including without limit, Ireland;

      9.3.6. an application or petition for bankruptcy, corporate re-organisation, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within 30 days, or a Party applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Party are for any reason seized, confiscated or condemned.

9.4. Upon termination of this Agreement, or cessation of business by Nascime or the Company or the dissolution or winding up of Nascime or the Company, or inability of Nascime or the Company to pay its debts as they fall due, or the Company or Nascime otherwise becomes insolvent, or a receiver is appointed over all or a significant part of

----------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

      the assets of Nascime or the Company, or an examiner is appointed to Nascime or the Company, subject to the provisions of Clause 9.5.6, all rights to DOV Intellectual Property shall revert to or be transferred to DOV;

9.5.  Upon expiration or termination of the Agreement:

      9.5.1. any sums that were due from Nascime to DOV on Net Sales in the Territory or in such particular country or countries in the Territory (as the case may be) prior to the expiration or termination of this Agreement as set forth herein shall be paid in full within sixty (60) days after the expiration or termination of this Agreement for the Territory or for such particular country or countries in the Territory (as the case may be);

      9.5.2. any provisions that expressly survive termination or expiration of this Agreement, including without limitation Clause 8, shall remain in full force and effect;

      9.5.3. all representations, warranties and indemnities shall insofar as are appropriate remain in full force and effect;

      9.5.4. the rights of inspection and audit set out in Clause 7 shall continue in force for a period of one year; and

      9.5.5. except as expressly provided for under Clause 9.5.6., all rights, licenses and sublicenses granted pursuant to this Agreement and to the DOV Intellectual Property pursuant to the JDOA (including the rights of Nascime pursuant to Clause 11 of the JDOA) shall cease for the Territory or for such particular country or countries in the Territory (as the case may be). Following such expiration or termination, Nascime may not thereafter use in the Territory or in such particular country or countries in the Territory (as the case may be) and rights covered by the DOV License or the DOV Trademarks.

      9.5.6. the rights of permitted third party sublicensees in and to the DOV Intellectual Property shall survive the termination of this Agreement. Nascime, Elan and DOV shall in good faith agree upon the form most advantageous to Elan and DOV in which the rights of the sublicensor under any such sublicenses are to be held (which form may include continuation of Nascime solely as the holder of such licenses or assignment of such rights to a third party or parties, including an assignment to both Elan and DOV).

10.   CERTAIN CHANGES OF CONTROL

      10.1.   In the event that:

      10.1.1. a Strategic Investor directly or indirectly acquires [***] % or more of the voting stock of Elan, Nascime or the Company, or otherwise controls or influences in any material respect the management or business of any thereof; or

      10.1.2. any Person other than a Strategic Investor acquires [***]% or more of the voting stock of Elan, Nascime or the Company, or otherwise merges, consolidates or enters into any similar transaction (or binding agreement in respect thereof) with Elan, Nascime or the Company;

      at the option of DOV, DOV may terminate this Agreement in which case the provisions of Clause 9.5. shall apply; provided that the foregoing shall not apply in relation to any exercise of any options by Elan granted by the Convertible Note or the Exchangeable Note.

11    REPRESENTATIONS/WARRANTIES/INDEMNITIES

11.1. DOV represents and warrants as of 22nd December 1998 and the Effective Date to Elan and Nascime as follows:

      11.1.1. to the best of DOV's knowledge there is no agreement to which DOV is a party or by which it is bound that materially restricts the use by Nascime of the DOV License;

      11.1.2. the patents and patent applications included in the DOV Patent Rights are free and clear of encumbrances and liens;

      11.1.3. to the best of its knowledge, there are no proceedings or threatened proceedings or substantive grounds for proceedings against DOV in connection with the DOV Intellectual Property in relation to the Field; and

      11.1.4. it has the sole, exclusive and unencumbered right to grant the licenses and rights herein granted to Nascime pursuant to this Agreement and that it has not granted any option, license, right or interest in or to the DOV Intellectual Property to any third party that would conflict with the rights granted by this Agreement.

11.2. DOV further represents and warrants to Elan and Nascime as follows:

      11.2.1. the ACY Agreement insofar as it concerns the Compounds is valid and enforceable in accordance with its terms against ACY;

      11.2.2. DOV shall not terminate or procure a termination of the ACY Agreement or amend or procure an amendment of the ACY Agreement insofar as it concerns the Compounds without the prior written consent of Elan and Nascime; and

----------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

      11.2.3. DOV is not in material breach or threatened material breach of the ACY Agreement and shall not the future procure a material breach of the ACY Agreement.

11.3. DOV and Nascime represent and warrant for the benefit for each other that the execution of this Agreement by them and the full performance and enjoyment of the rights of them under this Agreement shall not breach the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between either of them and any third Person.

11.4. In addition to any other indemnifications provided for herein, DOV shall indemnify and hold harmless Nascime and its Affiliates and their respective employees, agents, partners, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Nascime arising out of or in connection with any (a) breach of any representation, covenant, warranty or obligation by DOV hereunder, or (b) any act or omission on the part of DOV or any of its respective employees, agents, partners, officers and directors in the performance of this Agreement.

11.5. In addition to any other indemnifications provided for herein, Nascime shall indemnify and hold harmless DOV and its Affiliates and their respective employees, agents, partners, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by DOV arising out of or in connection with any (i) breach of any representation, covenant, warranty or obligation by Nascime hereunder, or (ii) any act or omission on the part of Nascime or any of its agents or employees in the performance of this Agreement.

11.6. The Party seeking an indemnity shall:

      11.6.1. fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

      11.6.2. permit the indemnifying Party to take full care and control of such claim or proceeding;

      11.6.3. cooperate in the investigation and defence of such claim or proceeding;

      11.6.4. not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld conditioned or delayed; and

      11.6.5. take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

11.7. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, DOV AND NASCIME SHALL NOT BE LIABLE TO THE

      OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL OR INCIDENTAL LOSS OR DAMAGE (WHETHER FOR LOSS OF PROFIT OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

11.8. EXCEPT AS SET FORTH IN THIS CLAUSE 11, DOV IS GRANTING THE DOV LICENSE HEREUNDER ON AN "AS IS" BASIS WITHOUT RECOURSE, REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

12.   IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

12.1. Neither DOV nor Nascime shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, intervention of a government authority or non-availability of raw materials, but any such delay or failure shall be remedied by such Party as soon as practicable.

13.   SETTLEMENT OF DISPUTES; PROPER LAW

13.1. The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation among executives of the Parties. In the event that such negotiations do not result in a resolution acceptable to the Parties, the Parties agree (except for a dispute governed by Clause 7.2.) to consider other dispute resolution mechanisms including mediation. In the event that the Parties fail to agree on a mutually acceptable dispute resolution mechanism, any such dispute shall be finally settled by the courts of competent jurisdiction. The Parties hereby submit to the courts of Ireland and the Parties hereby waive any and all defences of improper venue or that the Forum is inconvenient.

13.2. This Agreement shall be governed by and construed in accordance with the laws of Ireland.

14.   ASSIGNMENT

14.1. This Agreement may not be assigned by either Party without the prior written consent of the other, save that either Party may assign this Agreement to its Affiliate or other Persons with whom they have an interest, by contract, ownership of securities or otherwise, and that are in the nature of financing vehicles or similar entities for DOV or Nascime as the case may be or its Affiliates without the prior written consent of the other; provided further that such assignment does not have any adverse tax consequences on the other Party, except that DOV may assign its rights and obligations hereunder in connection with a sale of all or substantially all its assets to a Person. DOV and Nascime will discuss any assignment by either Party to an Affiliate prior to its implementation in order to avoid or reduce any additional tax liability to the other Party resulting solely from different tax law provisions applying after such assignment to an Affiliate. [***].

15.1. NOTICES

15.1. Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telefaxed to the following addresses:

      If to Nascime at:

     Nascime Limited
     30 Herbert Street

     Dublin 2
     Attention:  Liam Quirke/Robert Heron
     Telephone:  + 353 1 619 9000
     Telefax:    + 353 1 619 9010

     with a copy to Elan at:

     Elan Corporation, plc
     Lincoln House, Lincoln Place, Dublin 2, Ireland
     Attention: Vice President, General Counsel,
     Elan Pharmaceutical Technologies,
     a division of Elan Corporation, plc
     Telephone:  + 353 1 709 4000
     Telefax:    + 353 1 709 4124


     If to DOV at:

     DOV Pharmaceutical, Inc.

     One Parker Place
     Fort Lee, NJ  07024
     Attn: Chief Executive Officer

     Telephone                  201 461 2365
     Fax:                       201 947 6201


----------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

     with a copy to:

     Friedman Siegelbaum LLP
     399 Park Avenue
     20th Floor
     New York, New York 10022

     Attention:  J. Robert Horton, Esq.
     Telephone   212 339 5918
     Fax:        212 980 6991

     If to Elan at:

     Elan Corporation, plc
     Lincoln House, Lincoln Place, Dublin 2, Ireland
     Attention: Vice President, General Counsel,
     Elan Pharmaceutical Technologies,
     a division of Elan Corporation, plc
     Telephone:  + 353 1 709 4000
     Telefax:    + 353 1 709 4124

      or to such other address(es) and telefax numbers as may from time to time be notified by either Party to the other hereunder.

15.2. Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch and any notice sent by telex or telefax shall be deemed to have been delivered within twenty four (24) hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.

16    MISCELLANEOUS CLAUSES

16.1. No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any other breach or failure to perform or of any other right arising under this Agreement.

16.2. If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

16.3. The Parties shall use their respective reasonable endeavours to ensure that they and any necessary third party shall execute and perform all such further deeds, documents, assurances, acts and things as either of the Parties hereto may reasonably require by notice in writing to the other Party or such third party to carry the provisions of this Agreement.

16.4. This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns and sub-licenses.

16.5. No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement. In the event of a conflict between the provisions of this Agreement and the provisions of the JDOA, the terms of the JDOA shall prevail unless this Agreement specifically provides otherwise.

16.6. No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorised representative of each Party.

16.7. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

16.8. Each Party undertakes to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

16.9. Each Party hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.

16.10. Nothing contained in this Agreement is intended or is to be construed to constitute DOV and Nascime as partners, or DOV as an employee of Nascime, or Nascime as an employee of DOV. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement.

SIGNED BY /s/Arnold Lippa
          -----------------------
For and on behalf of
DOV PHARMACEUTICAL, INC.

SIGNED BY /s/Arnold Lippa
          ----------------------
For and on behalf of
NASCIME LIMITED

AGREED TO AND ACCEPTED BY
Elan Corporation, Plc

IN WITNESS WHEREOF the Parties hereto have executed this Agreement.

SIGNED BY
For and on behalf of
DOV PHARMACEUTICAL, INC.

SIGNED BY
For and on behalf of
NASCIME LIMITED

AGREED TO AND ACCEPTED BY
Elan Corporation, Plc

/s/Kevin Insley
--------------------------